Exhibit (d)(4)

Grant #«NUM»

AGILE SOFTWARE CORPORATION

NOTICE OF GRANT OF STOCK OPTION

2005 Stock Option Exchange—Non-US Employees

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Agile Software Corporation (the “Corporation”):

Optionee: «FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»

Grant Date: «OPTION_DATE»

Exercise Price: $0.001 per share

Number of Option Shares: «SHARES_GRANTED» shares

Expiration Date: «EXPIRATION_DATE»

Type of Option: Non-Qualified Stock Option

Date Exercisable: Upon Vest

Vesting Schedule: Except as otherwise provided in the Plan or the Stock Option Agreement (attached hereto as Exhibits A and C), the Option Shares shall vest and become exercisable as follows:

                     [1/3rd of total] shares will vest on December 1, 2005;

                     [1/3rd of total] shares will vest on September 1, 2006;

                     [1/3rd of total] shares will vest on June 1, 2007;

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Notice of Exercise and Stock Option Agreement attached hereto as Exhibit A and the Agile Software Corporation [1995 Stock Option Plan][or][2000 Non-Statutory Stock Option Plan] (the “Plan”), a copy of which is attached hereto as Exhibit B.

No Employment or Service Contract. Nothing in this Notice or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

AGILE SOFTWARE CORPORATION

«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»,
OPTIONEE
Employee ID: «ID» «ADDRESS_LINE_1» «ADDRESS_LINE_2» «ADDRESS_LINE_3» «CITY», «STATE» «ZIP_CODE» «COUNTRY»

ATTACHMENTS

Exhibit A—Stock Option Plan

Exhibit B—Notice of Exercise and Option Agreement

EXHIBIT A

NOTICE OF EXERCISE

I hereby notify Agile Software Corporation (the “Company”) that I elect to purchase                      shares of the Company’s Common Stock (the “Purchased Shares”) at the option exercise price of $             per share (the “Option/Exercise Price”) pursuant to that certain option (the “Option”) granted to me on [DATE].

Enclosed is a check payable to “Agile Software Corporation” in the amount of the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Company (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

Date

Signature

Print Name

Address:

Social Security Number:

Print name in exact manner it is to appear on the stock certificate:

Return form to Stock Administration via U.S. Mail or fax to 408.284.3620.

AGILE SOFTWARE CORPORATION

NONSTATUTORY STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees and Consultants who provide services to the Corporation (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6, or 16.

3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during Optionee’s lifetime, only by Optionee or the Optionee’s guardian or legal representative.

4. Dates of Exercise. Except as otherwise provided herein, this option shall become exercisable for the Option Shares in one or more installments in an amount not to exceed the number of vested Option Shares (as determined pursuant to the Vesting Schedule) less the number of Option Shares previously acquired upon exercise of this option. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5, 6, or 16.

5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b) Should Optionee die while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c) Should Optionee cease to remain in Service by reason of Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d) Notwithstanding the foregoing, if the exercise of this option within the applicable time period set forth in Paragraph 5(a), (b), or (c) is prevented by Paragraph 10, then this option shall remain exercisable until three (3) months after the date Optionee is notified by the Corporation that this option is exercisable. In no event shall this option be exercisable at any time after the Expiration Date.

(e) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares which were vested at the time of Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee’s cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

(f) Should Optionee’s Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

6. Accelerated Vesting.

(a) In the event of any Corporate Transaction, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of those Option Shares and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. However, the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice.

(b) The Corporation shall use its best efforts to provide at least twenty (20) days prior written notice of the occurrence of any Corporate Transaction in which options under the Plan are not to be assumed by the successor corporation.

(c) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(d) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(e) If this option is assumed in connection with a Corporate Transaction and Optionee’s Service ceases as a result of an Involuntary Termination within eighteen (18) months following such Corporate Transaction, then the Optionee shall be credited with an additional eighteen (18) months of Service (or such lesser number of months necessary to cause all of the Option Shares to become vested) solely for purposes of calculating the number of vested Option Shares. Further, notwithstanding anything stated in Paragraph 5 to the contrary, this Option shall remain exercisable until the earlier of: (i) the Expiration Date, or (ii) the expiration of the one (1)-year period measured from the date of the Involuntary Termination.

(f) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Rights as a Stockholder, Employee, or Consultant. The holder of this option shall not have any Stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares. Further, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 7. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Corporation (or Parent or Subsidiary) and the Optionee, the Optionee’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Optionee any right to continue in the Service of the Corporation (or Parent or Subsidiary) or interfere in any way with any right of the Corporation (or Parent or Subsidiary) to terminate the Optionee’s Service as an Employee or Consultant, as the case may be, at any time.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation; or

(B) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state, local, and foreign income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(ii) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all federal, state, local, and foreign income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

10. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

14. Integrated Agreement. The Grant Notice and this Agreement constitute the entire understanding and agreement between the Optionee and the Corporation with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Optionee and the Corporation with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any exercise of this option and shall remain in full force and effect.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16. Termination or Amendment. The Board may terminate or amend or this option at any time; provided, however, that except as provided in Paragraph 6 in connection with a Corporate Transaction, no such termination or amendment may adversely affect this option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

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